                                                                    EXHIBIT 3.2



                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                         EXTENDED SYSTEMS INCORPORATED





                                Effective as of

                                January 22, 1998

                               TABLE OF CONTENTS



ARTICLE I - CORPORATE OFFICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   -1-

         1.1     REGISTERED OFFICE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   -1-
         1.2     OTHER OFFICES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   -1-

ARTICLE II - MEETINGS OF STOCKHOLDERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   -1-

         2.1     PLACE OF MEETINGS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   -1-
         2.2     ANNUAL MEETING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   -1-
         2.3     SPECIAL MEETING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   -2-
         2.4     NOTICE OF STOCKHOLDERS' MEETINGS   . . . . . . . . . . . . . . . . . . . . . .   -2-
         2.5     MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE   . . . . . . . . . . . . . . . .   -2-
         2.6     QUORUM . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   -2-
         2.7     ADJOURNED MEETING; NOTICE  . . . . . . . . . . . . . . . . . . . . . . . . . .   -3-
         2.8     VOTING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   -3-
         2.9     WAIVER OF NOTICE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   -3-
         2.10    STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING  . . . . . . . . . . .   -3-
         2.11    RECORD DATE FOR STOCKHOLDER NOTICE; VOTING; GIVING CONSENTS  . . . . . . . . .   -4-
         2.12    PROXIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   -4-
         2.13    LIST OF STOCKHOLDERS ENTITLED TO VOTE  . . . . . . . . . . . . . . . . . . . .   -4-
         2.14    INSPECTORS OF ELECTION   . . . . . . . . . . . . . . . . . . . . . . . . . . .   -5-
         2.15    CONDUCT OF BUSINESS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   -5-

ARTICLE III - DIRECTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   -6-

         3.1     POWERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   -6-
         3.2     NUMBER OF DIRECTORS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   -6-
         3.3     ELECTION, QUALIFICATION AND TERM OF OFFICE OF DIRECTORS  . . . . . . . . . . .   -6-
         3.4     RESIGNATION AND VACANCIES  . . . . . . . . . . . . . . . . . . . . . . . . . .   -6-
         3.5     PLACE OF MEETINGS; MEETINGS BY TELEPHONE   . . . . . . . . . . . . . . . . . .   -7-
         3.6     FIRST MEETINGS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   -8-
         3.7     REGULAR MEETINGS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   -8-
         3.8     SPECIAL MEETINGS; NOTICE . . . . . . . . . . . . . . . . . . . . . . . . . . .   -8-
         3.9     QUORUM . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   -9-
         3.10    WAIVER OF NOTICE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   -9-
         3.11    ADJOURNED MEETING; NOTICE  . . . . . . . . . . . . . . . . . . . . . . . . . .   -9-
         3.12    BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING  . . . . . . . . . . . . . .   -9-
         3.13    FEES AND COMPENSATION OF DIRECTORS   . . . . . . . . . . . . . . . . . . . . .   -9-

         3.14    APPROVAL OF LOANS TO OFFICERS  . . . . . . . . . . . . . . . . . . . . . . . .  -10-
         3.15    REMOVAL OF DIRECTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -10-

ARTICLE IV - COMMITTEES   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -10-

         4.1     COMMITTEES OF DIRECTORS  . . . . . . . . . . . . . . . . . . . . . . . . . . .  -10-
         4.2     COMMITTEE MINUTES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -11-
         4.3     MEETINGS AND ACTION OF COMMITTEES  . . . . . . . . . . . . . . . . . . . . . .  -11-

ARTICLE V - OFFICERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -11-

         5.1     OFFICERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -11-
         5.2     ELECTION OF OFFICERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -12-
         5.3     SUBORDINATE OFFICERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -12-
         5.4     REMOVAL AND RESIGNATION OF OFFICERS  . . . . . . . . . . . . . . . . . . . . .  -12-
         5.5     VACANCIES IN OFFICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -12-
         5.6     CHAIRMAN OF THE BOARD  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -12-
         5.7     PRESIDENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -13-
         5.8     VICE PRESIDENT   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -13-
         5.9     SECRETARY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -13-
         5.10    TREASURER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -14-
         5.11    ASSISTANT SECRETARY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -14-
         5.12    ASSISTANT TREASURER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -14-
         5.13    AUTHORITY AND DUTIES OF OFFICERS   . . . . . . . . . . . . . . . . . . . . . .  -14-

ARTICLE VI - INDEMNITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -15-

         6.1     INDEMNIFICATION OF DIRECTORS AND OFFICERS  . . . . . . . . . . . . . . . . . .  -15-
         6.2     INDEMNIFICATION OF OTHERS  . . . . . . . . . . . . . . . . . . . . . . . . . .  -15-
         6.3     INSURANCE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -15-

ARTICLE VII - RECORDS AND REPORTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -16-

         7.1     MAINTENANCE AND INSPECTION OF RECORDS  . . . . . . . . . . . . . . . . . . . .  -16-
         7.2     INSPECTION BY DIRECTORS  . . . . . . . . . . . . . . . . . . . . . . . . . . .  -16-
         7.3     ANNUAL STATEMENT TO STOCKHOLDERS   . . . . . . . . . . . . . . . . . . . . . .  -17-
         7.4     REPRESENTATION OF SHARES OF OTHER CORPORATIONS   . . . . . . . . . . . . . . .  -17-

ARTICLE VIII - GENERAL MATTERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -17-

         8.1     CHECKS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -17-
         8.2     EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS   . . . . . . . . . . . . . .  -17-
         8.3     STOCK CERTIFICATES; PARTLY PAID SHARES   . . . . . . . . . . . . . . . . . . .  -17-

         8.4     SPECIAL DESIGNATION ON CERTIFICATES  . . . . . . . . . . . . . . . . . . . . .  -18-
         8.5     LOST CERTIFICATES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -18-
         8.6     CONSTRUCTION; DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . .  -19-
         8.7     DIVIDENDS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -19-
         8.8     FISCAL YEAR  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -19-
         8.9     SEAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -19-
         8.10    TRANSFER OF STOCK  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -19-
         8.11    STOCK TRANSFER AGREEMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . .  -20-
         8.12    REGISTERED STOCKHOLDERS  . . . . . . . . . . . . . . . . . . . . . . . . . . .  -20-

ARTICLE IX - AMENDMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -20-

ARTICLE X - DISSOLUTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -20-

ARTICLE XI - CUSTODIAN  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -21-

         11.1    APPOINTMENT OF A CUSTODIAN IN CERTAIN CASES  . . . . . . . . . . . . . . . . .  -21-
         11.2    DUTIES OF CUSTODIAN  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -22-

                              AMENDED AND RESTATED
                                     BYLAWS
                                       OF
                         EXTENDED SYSTEMS INCORPORATED


                                   ARTICLE I

                               CORPORATE OFFICES

         1.1     REGISTERED OFFICE

         The registered office of Extended Systems Incorporated (the "Corporation") shall be in the City of Wilmington, County of New Castle, State of Delaware. The name of the registered agent of the Corporation at such location is the agent named in the Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") until changed by the Board of Directors of the Corporation (the "Board").

         1.2     OTHER OFFICES

         The Board may at any time establish other offices at any place or places where the Corporation is qualified to do business.


                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

         2.1     PLACE OF MEETINGS

         Meetings of stockholders shall be held at any place, within or outside the State of Delaware, designated by the Board. In the absence of any such designation, stockholders' meetings shall be held at the Corporation's principal office in Idaho.

         2.2     ANNUAL MEETING

         The annual meeting of stockholders shall be held each year on a date and at a time designated by the Board. In the absence of such designation, the annual meeting of stockholders shall be held on the fourth Thursday of October in each year at 5:00 p.m. However, if such day falls on a legal holiday, then the meeting shall be held at the same time and place on the next succeeding full business day. At the meeting, directors shall be elected and any other proper business may be transacted.

         2.3     SPECIAL MEETING

         A special meeting of the stockholders may be called at any time and for any purpose or purposes for which such meetings may lawfully be called, only by (i) the Chairman of the Board, (ii) the President, (iii) a majority of the Board, or (iii) the holders of a majority of the stock issued and outstanding and entitled to vote thereat.

         If a special meeting is called by any person or persons other than the Chairman of the Board or the President or a majority of the Board, then the request shall be in writing, stating the purpose or purposes of the meeting, and such request shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the Secretary. The Secretary shall fix the date of the meeting to be held at such date and time as the Secretary may fix, not less than 10 nor more than 60 days after the receipt of the request, and shall cause notice to be promptly given to the stockholders entitled to vote, in accordance with the provisions of Sections 2.4 and 2.5 of these Bylaws. If the Secretary shall neglect or refuse to fix the time and date of such meeting and give notice thereof, the person or persons calling the meeting may do so.

         2.4     NOTICE OF STOCKHOLDERS' MEETINGS

         All notices of meetings of stockholders of the Corporation shall be in writing and shall be sent or otherwise given in accordance with Section 2.5 of these Bylaws not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. The notice shall specify the place, date, and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

         2.5     MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE

         Written notice of any meeting of stockholders, if mailed, is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation. An affidavit of the Secretary or an assistant secretary or of the transfer agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

         2.6     QUORUM

         The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum is not present or represented at any meeting of the stockholders, then either (i) the chairman of the meeting or (ii) the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

         2.7     ADJOURNED MEETING; NOTICE

         When a meeting is adjourned to another time or place, unless these Bylaws otherwise require, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         2.8     VOTING

         The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.11 of these Bylaws, subject to the provisions of Sections 217 and 218 of the General Corporation Law of Delaware (relating to voting rights of fiduciaries, pledgors and joint owners of stock and to voting trusts and other voting agreements). Each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder.

         2.9     WAIVER OF NOTICE

         Whenever notice is required to be given under any provision of the General Corporation Law of Delaware or of the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these Bylaws.

         2.10    STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING

         Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing of such stockholders.

         2.11    RECORD DATE FOR STOCKHOLDER NOTICE; VOTING; GIVING CONSENTS

         In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.

         If the Board does not so fix a record date:

                 (i) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

                 (ii) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

         A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

         2.12    PROXIES

         Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by a written proxy, signed by the stockholder and filed with the secretary of the Corporation, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A proxy shall be deemed signed if the stockholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the stockholder or the stockholder's attorney-in-fact. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212(c) of the General Corporation Law of Delaware.

         2.13    LIST OF STOCKHOLDERS ENTITLED TO VOTE

         The officer who has charge of the stock ledger of a Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         2.14    INSPECTORS OF ELECTION

         In advance of any meeting of stockholders, the Board may appoint inspectors of election, who need not be stockholders, to act at such meeting or any adjournment thereof. If inspectors of election are not so appointed, the chairman of any such meeting may, and upon the demand of any stockholder or such person's proxy at the meeting and before voting begins shall, appoint inspectors of election. The number of inspectors shall be either one or three, as determined, in the case of inspectors appointed upon demand of a stockholder, by stockholders present entitled to cast a majority of the votes which all stockholders present are entitled to cast thereon. No person who is a candidate for office shall act as inspector. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Board in advance of the convening of the meeting, or at the meeting by the chairman of the meeting.

         If inspectors of election are appointed, they shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, receive votes or ballots, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes, determine the result, and do such acts as may be proper to conduct the election or vote with fairness to all stockholders. If there be three inspectors of election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all.

         On request of the chairman of the meeting or of any stockholder or such person's proxy, the inspectors shall make a report in writing of any challenge or question or matter determined by them, and execute a certificate of any fact found by them.

         2.15    CONDUCT OF BUSINESS

         The chairman of any meeting of stockholders shall determine the order of business and the procedures at the meeting, including such matters as the regulation of the manner of voting and conduct of business.

                                  ARTICLE III

                                   DIRECTORS

         3.1     POWERS

         Subject to the provisions of the General Corporation Law of Delaware and any limitations in the Certificate of Incorporation or these Bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board.

         3.2     NUMBER OF DIRECTORS

        The authorized number of directors shall be fixed from time to time by resolution of a majority of the Board. No reduction of the authorized number of directors shall have the effect of removing any director before that director's term of office expires.

         3.3     ELECTION, QUALIFICATION AND TERM OF OFFICE OF DIRECTORS

         Except as provided in Section 3.4 of these Bylaws, the directors shall be divided into three classes designated as Class I, Class II and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board. The current term of office of the Class I directors shall expire at the annual meeting of stockholders in 1999 and Class I directors shall subsequently be elected for a full term of three years. The current term of office of the Class II directors shall expire at the annual meeting of stockholders in 2000 and Class II directors shall subsequently be elected for a full term of three years. The initial term of office of the Class III directors shall expire at the annual meeting of stockholders in 1998 and Class III directors shall subsequently be elected for a full term of three years. Thereafter, the term of office of each class of directors shall be three years and directors shall hold office until the annual meeting for the year in which their terms expire and until their successors shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. If the number of directors is changed, any increase or decrease in directorships shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional directors of any class elected to fill a vacancy resulting from an increase in such class shall hold office only until next election of directors by the stockholders, but in no case will a decrease in the number of directors shorten the term of any incumbent director.

         3.4     RESIGNATION AND VACANCIES

         Any director may resign at any time upon written notice to the President or Secretary. When one or more directors so resigns and the resignation is effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this section in the filling of other vacancies.

         Unless otherwise provided in the Certificate of Incorporation or these
Bylaws:

                 (i) Vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

                 (ii) Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the Certificate of Incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.

         If at any time, by reason of death or resignation or other cause, the Corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of the Certificate of Incorporation or these Bylaws, or may apply to the Court of Chancery for a decree summarily ordering an election as provided in Section 211 of the General Corporation Law of Delaware.

         If, at the time of filling any vacancy or any newly created directorship, the directors then in office constitute less than a majority of the whole board (as constituted immediately prior to any such increase), then the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten (10) percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office as aforesaid, which election shall be governed by the provisions of Section 211 of the General Corporation Law of Delaware as far as applicable.

         A director elected or appointed to fill a vacancy shall serve until the next annual meeting of stockholders or until a successor shall be elected and qualified.

         3.5     PLACE OF MEETINGS; MEETINGS BY TELEPHONE

         The Board may hold meetings, both regular and special, either within or outside the State of Delaware.

         Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

         3.6     FIRST MEETINGS

         The first meeting of each newly elected Board shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected Board, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board, or as shall be specified in a written waiver signed by all of the directors.

         3.7     REGULAR MEETINGS

         Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the board.

         3.8     SPECIAL MEETINGS; NOTICE

         Special meetings of the board of directors for any purpose or purposes may be called at any time by the Chairman of the Board, the President, or any two directors.

         Notice of the time and place of special meetings shall be delivered personally or by telephone to each director or sent by first-class mail or telegram, charges prepaid, addressed to each director at that director's address as it is shown on the records of the corporation. If the notice is mailed, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. If the notice is delivered personally or by telephone or by telegram, it shall be delivered personally or by telephone or to the telegraph company at least forty-eight (48) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose or the place of the meeting, if the meeting is to be held at the principal executive office of the corporation.

         3.9     QUORUM

         At all meetings of the Board, a majority of the authorized number of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum is not present at any meeting of the Board, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

         3.10    WAIVER OF NOTICE

         Whenever notice is required to be given under any provision of the General Corporation Law of Delaware or of the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors, or members of a committee of directors, need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these Bylaws.

         3.11    ADJOURNED MEETING; NOTICE

         If a quorum is not present at any meeting of the Board, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

         3.12    BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING

         Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the board or committee.

         3.13    FEES AND COMPENSATION OF DIRECTORS

         Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board and may be paid a fixed sum for attendance at each meeting of the Board and/or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefore. Members of special or standing committees may be allowed like compensation for attending committee meetings.

         3.14    APPROVAL OF LOANS TO OFFICERS

         The Corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the Corporation or of its subsidiary, including any officer or employee who is a director of the Corporation or its subsidiary, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the Corporation. The loan, guaranty or other assistance may be with or without interest and may be unsecured, or secured in such manner as the Board shall approve, including, without limitation, a pledge of shares of stock of the Corporation. Nothing in this section contained shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the Corporation at common law or under any statute.

         3.15    REMOVAL OF DIRECTORS

         Any director may be removed from office by the stockholders of the Corporation only for cause and only by the affirmative vote of the holders of two-thirds of the Common Stock outstanding and entitled to vote.

         For purposes of the foregoing paragraph, "cause" shall mean (i) continued willful failure to perform the obligations of a director, (ii) gross negligence by the director, (iii) engaging in transactions that defraud the Corporation, (iv) fraud or intentional misrepresentation, including falsifying use of funds and intentional misstatements made in financial statements, books, records or reports to stockholders or governmental agencies, (v) material violation of any agreement between the director and the Corporation, (vi) knowingly causing the Corporation to commit violations of applicable law (including by failure to act), (vii) acts of moral turpitude or (viii) conviction of a felony.


                                   ARTICLE IV

                                   COMMITTEES

         4.1     COMMITTEES OF DIRECTORS

         The Board may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board, or in the Bylaws of the Corporation, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matter: (i) approving or adopting, or recommending to the stockholders of the Corporation, any action or matter expressly required by General Corporation Law of Delaware to be submitted to stockholders for approval or (ii) adopting, amending or repealing any bylaw of the Corporation.

         4.2     COMMITTEE MINUTES

         Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

         4.3     MEETINGS AND ACTION OF COMMITTEES

         Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these Bylaws,
Section 3.5 (place of meetings and meetings by telephone), Section 3.7 (regular meetings), Section 3.8 (special meetings and notice), Section 3.9 (quorum),
Section 3.10 (waiver of notice), Section 3.11 (adjournment and notice of adjournment), and Section 3.12 (action without a meeting), with such changes in the context of those Bylaws as are necessary to substitute the committee and its members for the Board and its members; provided, however, that the time of regular meetings of committees may also be called by resolution of the Board and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board may adopt rules for the government of any committee not inconsistent with the provisions of these Bylaws.


                                   ARTICLE V

                                    OFFICERS

         5.1     OFFICERS

         The officers of the Corporation shall be a president, one or more vice presidents, a secretary, and a treasurer. The Corporation may also have, at the discretion of the Board, a chairman of the board, one or more assistant vice presidents, assistant secretaries, assistant treasurers, and any such other officers as may be appointed in accordance with the provisions of Section
5.3 of these Bylaws.  Any number of offices may be held by the same person.

         5.2     ELECTION OF OFFICERS

         The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Sections 5.3 or 5.5 of these Bylaws, shall be chosen by the Board, subject to the rights, if any, of an officer under any contract of employment.

         5.3     SUBORDINATE OFFICERS

         The Board may appoint, or empower the president to appoint, such other officers and agents as the business of the Corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws or as the Board may from time to time determine.

         5.4     REMOVAL AND RESIGNATION OF OFFICERS

         Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by an affirmative vote of the majority of the Board at any regular or special meeting of the board or, except in the case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board.

         Any officer may resign at any time by giving written notice to the Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

         5.5     VACANCIES IN OFFICES

         Any vacancy occurring in any office of the Corporation shall be filled by the Board.

         5.6     CHAIRMAN OF THE BOARD

         The Chairman of the Board, if such an officer be elected, shall, if present, preside at meetings of the Board and exercise and perform such other powers and duties as may from time to time be assigned to him by the Board or as may be prescribed by these Bylaws. If there is no president, then the Chairman of the Board shall also be the chief executive officer of the Corporation and shall have the powers and duties prescribed in Section 5.7 of these Bylaws.

         5.7     PRESIDENT

         Subject to such supervisory powers, if any, as may be given by the Board to the Chairman of the Board, if there be such an officer, the President shall be the chief executive officer of the Corporation and shall, subject to the control of the Board, have general supervision, direction, and control of the business and the officers of the Corporation. He shall preside at all meetings of the shareholders and, in the absence or nonexistence of a chairman of the board, at all meetings of the Board. He shall have the general powers and duties of management usually vested in the office of president of a Corporation and shall have such other powers and duties as may be prescribed by the Board or these Bylaws.

         5.8     VICE PRESIDENT

         In the absence or disability of the President, the vice presidents, if any, in order of their rank as fixed by the Board or, if not ranked, a vice president designated by the Board, shall perform all the duties of the President and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board, these Bylaws, the President or the Chairman of the Board.

         5.9     SECRETARY

         The Secretary shall keep or cause to be kept, at the principal executive office of the Corporation or such other place as the Board may direct, a book of minutes of all meetings and actions of directors, committees of directors, and shareholders. The minutes shall show the time and place of each meeting, whether regular or special (and, if special, how authorized and the notice given), the names of those present at directors' meetings or committee meetings, the number of shares present or represented at shareholders' meetings, and the proceedings thereof.

         The Secretary shall keep, or cause to be kept, at the principal executive office of the Corporation or at the office of the Corporation's transfer agent or registrar, as determined by resolution of the Board, a share register, or a duplicate share register, showing the names of all shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation.

         The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the Board required to be given by law or by these Bylaws. He shall keep the seal of the Corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the Board or by these Bylaws.

         5.10    TREASURER

         The Treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any director.

         The Treasurer shall deposit all money and other valuables in the name and to the credit of the Corporation with such depositaries as may be designated by the Board. He shall disburse the funds of the Corporation as may be ordered by the Board, shall render to the President and directors, whenever they request it, an account of all of his transactions as treasurer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board or these Bylaws.

         5.11    ASSISTANT SECRETARY

         The Assistant Secretary, or, if there is more than one, the Assistant Secretaries in the order determined by the stockholders or Board (or if there be no such determination, then in the order of their election) shall, in the absence of the Secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board or the stockholders may from time to time prescribe.

         5.12    ASSISTANT TREASURER

         The Assistant Treasurer, or, if there is more than one, the Assistant Treasurers, in the order determined by the stockholders or Board (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board or the stockholders may from time to time prescribe.

         5.13    AUTHORITY AND DUTIES OF OFFICERS

         In addition to the foregoing authority and duties, all officers of the Corporation shall respectively have such authority and perform such duties in the management of the business of the Corporation as may be designated from time to time by the Board or the stockholders.

                                   ARTICLE VI

                                   INDEMNITY

         6.1     INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Corporation shall, to the maximum extent and in the manner permitted by the General Corporation Law of Delaware, indemnify each of its directors and officers against expenses (including attorneys' fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the Corporation. For purposes of this Section 6.1, a "director" or "officer" of the Corporation includes any person (i) who is or was a director or officer of the Corporation, (ii) who is or was serving at the request of the Corporation as a director or officer of another Corporation, partnership, joint venture, trust or other enterprise, or (iii) who was a director or officer of a Corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation.

         6.2     INDEMNIFICATION OF OTHERS

         The Corporation shall have the power, to the extent and in the manner permitted by the General Corporation Law of Delaware, to indemnify each of its employees and agents (other than directors and officers) against expenses (including attorneys' fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the Corporation. For purposes of this Section 6.2, an "employee" or "agent" of the Corporation (other than a director or officer) includes any person (i) who is or was an employee or agent of the Corporation, (ii) who is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was an employee or agent of a corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation.

         6.3     INSURANCE

         The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of the General Corporation Law of Delaware.

                                  ARTICLE VII

                              RECORDS AND REPORTS

         7.1     MAINTENANCE AND INSPECTION OF RECORDS

         The Corporation shall, either at its principal executive office or at such place or places as designated by the Board, keep a record of its shareholders listing their names and addresses and the number and class of shares held by each shareholder, a copy of these Bylaws as amended to date, accounting books, and other records.

         Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Corporation's stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom. A "proper purpose" shall mean a purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office in Delaware or at its principal place of business.

         The officer who has charge of the stock ledger of a Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         7.2     INSPECTION BY DIRECTORS

         Any director shall have the right to examine the Corporation's stock ledger, a list of its stockholders, and its other books and records for a purpose reasonably related to his position as a director. The Court of Chancery is hereby vested with the exclusive jurisdiction to determine whether a director is entitled to the inspection sought. The Court of Chancery may summarily order the Corporation to permit the director to inspect any and all books and records, the stock ledger, and the stock list and to make copies or extracts therefrom. The Court of Chancery may, in its discretion, prescribe any limitations or conditions with reference to the inspection, or award such other and further relief as the Court of Chancery may deem just and proper.

         7.3     ANNUAL STATEMENT TO STOCKHOLDERS

         The Board shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the Corporation.

         7.4     REPRESENTATION OF SHARES OF OTHER CORPORATIONS

         The Chairman of the Board, the President, any vice president, the Treasurer, the Secretary or Assistant Secretary of the Corporation, or any other person authorized by the Board or the President or a vice president, is authorized to vote, represent, and exercise on behalf of the Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of the Corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.


                                  ARTICLE VIII

                                GENERAL MATTERS

         8.1     CHECKS

         From time to time, the Board shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the Corporation, and only the persons so authorized shall sign or endorse those instruments.

         8.2     EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS

         The Board, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

         8.3     STOCK CERTIFICATES; PARTLY PAID SHARES

         The shares of the Corporation's stock shall be represented by certificates, provided that the Board of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the Corporation by the Chairman or Vice-Chairman of the Board, or the President or a vice-president, and by the Treasurer or an assistant treasurer, or the Secretary or an assistant secretary of the Corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

         The Corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, upon the books and records of the Corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the Corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

         8.4     SPECIAL DESIGNATION ON CERTIFICATES

         If the Corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

         8.5     LOST CERTIFICATES

         Except as provided in this Section 8.5, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the Corporation and canceled at the same time. The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

         8.6     CONSTRUCTION; DEFINITIONS

         Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the Delaware General Corporation Law shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term "person" includes both a corporation and a natural person.

         8.7     DIVIDENDS

         The directors of the Corporation, subject to any restrictions contained in the Certificate of Incorporation, may declare and pay dividends upon the shares of its capital stock pursuant to the General Corporation Law of Delaware. Dividends may be paid in cash, in property, or in shares of the Corporation's capital stock.

         The directors of the Corporation may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the Corporation, and meeting contingencies.

         8.8     FISCAL YEAR

         The fiscal year of the Corporation shall end June 30 of each year or such other date as may be fixed by resolution of the Board and may be changed by the Board.

         8.9     SEAL

         The Corporation may adopt a corporate seal, which may be altered at pleasure, and may use the same by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

         8.10    TRANSFER OF STOCK

         Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction in its books.

         8.11    STOCK TRANSFER AGREEMENTS

         The Corporation shall have power to enter into and perform any agreement with any number of shareholders of any one or more classes of stock of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes owned by such stockholders in any manner not prohibited by the General Corporation Law of Delaware.

         8.12    REGISTERED STOCKHOLDERS

         The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments the person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the General Corporation Law of Delaware.


                                   ARTICLE IX

                                   AMENDMENTS

         The original or other bylaws of the Corporation may be adopted, amended or repealed by the stockholders entitled to vote; provided, however, that the Corporation may, in its Certificate of Incorporation, confer the power to adopt, amend or repeal bylaws upon the directors. The fact that such power has been so conferred upon the directors shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal bylaws.


                                   ARTICLE X

                                  DISSOLUTION

         If it should be deemed advisable in the judgment of the Board that the Corporation should be dissolved, the Board, after the adoption of a resolution to that effect by a majority of the whole Board at any meeting called for that purpose, shall cause notice to be mailed to each stockholder entitled to vote thereon of the adoption of the resolution and of a meeting of stockholders to take action upon the resolution.

         At the meeting a vote shall be taken for and against the proposed dissolution. If a majority of the outstanding stock of the Corporation entitled to vote thereon votes for the proposed dissolution, then a certificate stating that the dissolution has been authorized in accordance with the provisions of Section 275 of the General Corporation Law of Delaware and setting forth the names and residences of the directors and officers shall be executed, acknowledged, and filed and shall become effective in accordance with Section 103 of the General Corporation Law of Delaware. Upon such certificate's becoming effective in accordance with Section 103 of the General Corporation Law of Delaware, the Corporation shall be dissolved.

         Whenever all the stockholders entitled to vote on a dissolution consent in writing, either in person or by duly authorized attorney, to a dissolution, no meeting of directors or stockholders shall be necessary. The consent shall be filed and shall become effective in accordance with Section 103 of the General Corporation Law of Delaware. Upon such consent's becoming effective in accordance with Section 103 of the General Corporation Law of Delaware, the Corporation shall be dissolved. If the consent is signed by an attorney, then the original power of attorney or a photocopy thereof shall be attached to and filed with the consent. The consent filed with the Secretary of State of the State of Delaware shall have attached to it the affidavit of the secretary or some other officer of the Corporation stating that the consent has been signed by or on behalf of all the stockholders entitled to vote on a dissolution; in addition, there shall be attached to the consent a certification by the secretary or some other officer of the Corporation setting forth the names and residences of the directors and officers of the Corporation.

                                   ARTICLE XI

                                   CUSTODIAN

         11.1    APPOINTMENT OF A CUSTODIAN IN CERTAIN CASES

         The Court of Chancery, upon application of any stockholder, may appoint one or more persons to be custodians and, if the Corporation is insolvent, to be receivers, of and for the Corporation when:

                 (i) at any meeting held for the election of directors the stockholders are so divided that they have failed to elect successors to directors whose terms have expired or would have expired upon qualification of their successors; or

                 (ii) the business of the Corporation is suffering or is threatened with irreparable injury because the directors are so divided respecting the management of the affairs of the Corporation that the required vote for action by the Board cannot be obtained and the stockholders are unable to terminate this division; or

                 (iii) the Corporation has abandoned its business and has failed within a reasonable time to take steps to dissolve, liquidate or distribute its assets.

         11.2    DUTIES OF CUSTODIAN

         The custodian shall have all the powers and title of a receiver appointed under Section 291 of the General Corporation Law of Delaware, but the authority of the custodian shall be to continue the business of the Corporation and not to liquidate its affairs and distribute its assets, except when the Court of Chancery otherwise orders and except in cases arising under Sections 226(a)(3) or 352(a)(2) of the General Corporation Law of Delaware.

                           CERTIFICATE OF ADOPTION OF
                              AMENDED AND RESTATED
                                     BYLAWS
                                       OF
                         EXTENDED SYSTEMS INCORPORATED



                      Certificate of Adoption by Secretary


         The undersigned hereby certifies that he is the duly elected, qualified and acting Secretary of Extended Systems Incorporated, a Delaware corporation (the "Corporation"). The Secretary certifies that the foregoing Amended and Restated Bylaws, comprising 22 pages, were duly adopted by the Board of Directors of the Corporation as the Amended and Restated Bylaws of the Corporation on December 18, 1997 and by the stockholders of the Corporation on January 22, 1998.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Adoption of the Amended and Restated Bylaws on January 22, 1998.


                                            /s/ Robert G. Hamlin
                                            --------------------------------
                                                Robert G. Hamlin
                                                Secretary